Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 18, 2007, by and between the undersigned stockholder (“Stockholder”) and OAKMONT ACQUISITION CORP., a Delaware corporation (“Oakmont”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined herein).

RECITALS

A Stockholder is a stockholder of BROOKE CREDIT CORPORATION, a Kansas corporation (the “Company”).

B. Oakmont, the Company and the -Stockholder have entered into an Agreement and Plan of Merger dated as of April 30, 2007 (the “Merger Agreement”), providing for the merger of the Company with and into Oakmont, with Oakmont being the surviving corporation and changing its name to Brooke Credit Corporation (the “Merger”). The surviving corporation is herein referred to as “New Brooke Credit.”

C. The Merger Agreement provides that, among other things, upon consummation of the Merger, holders of shares of the common stock of the Company will receive shares of common stock of New Brooke Credit (“New Brooke Credit Common Stock”) in exchange for their shares of common stock of the Company.

D. It is contemplated that Stockholder will receive shares of New Brooke Credit Common Stock in exchange for its shares of common stock of the Company upon the consummation of the Merger and pursuant to the Earnout Payments, if any (collectively, the “Merger Shares”).

E. The execution and delivery of this Agreement is a condition to Oakmont’s obligation to close the Merger, and it is being executed and delivered immediately prior to the consummation of the Merger.

F. Stockholder agrees that the Merger Shares received by Stockholder in connection with the Merger will be subject to certain voting covenants as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, as an inducement to and in consideration of Oakmont’s agreement to enter into the Merger Agreement and proceed with the Merger, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stockholder and New Brooke Credit hereby agrees as follows:

1. Board Composition.

(a) Election of Board Members. Stockholder agrees to vote all of its Merger Shares and other shares of voting securities in New Brooke Credit, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote (together the “Shares”), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders:

(i) The number of directors which shall constitute the Board of Directors of New Brooke Credit (the “Board”) shall be fixed at seven (7); and

(ii) The Board shall consist of

(1) three (3) independent directors designated by Stockholder and approved by Robert J. Skandalaris (or his designee, successor or assign), such approval not to be unreasonably withheld (provided that no such approval shall be required with respect to Mick Lowry, Anita Larson, Barb Davison, Lindsay Olsen and/or Keith Bouchey),

(2) two (2) directors designated by Stockholder and approved by Mr. Skandalaris (or his designee, successor or assign), such approval not to be unreasonably withheld (provided that no such approval shall be required with respect to Mick Lowry, Anita Larson, Barb Davison, Lindsay Olsen and/or Keith Bouchey), one of whom shall be designated Chairman as selected by Stockholder, and

(3) two (2) directors designated by Mr. Skandalaris (or his designee, successor or assign) and approved by Stockholder, such approval not to be unreasonably withheld (provided that no such approval shall be required with respect to Mr. Skandalaris and/or Mr. Azar) (the “Oakmont Representatives”).

(b) Removal of Board Members. Stockholder also agrees to vote, or cause to be voted, all Shares from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(i) the Oakmont Representatives elected pursuant to Section 1.1 of this Agreement may not be removed from office unless such removal is directed or approved by Mr. Skandalaris (or his designee, successor or assign); and

(ii) any vacancies created by the resignation, removal or death of an Oakmont Representative elected pursuant to Section 1.1 of this Agreement shall be filled pursuant to the provisions of this Section 1.

Notwithstanding the foregoing provision of this Section 1, the parties agree an Oakmont Representative may be removed from the Board (x) for breach of fiduciary duty (including material breach of the confidentiality of Board deliberations), provided that (i) all of the Board members, other than such Oakmont Representative, agree by written resolution that the actions, in the opinion of such other members, were intentional and are likely to have a material adverse effect on New Brooke Credit, and (ii) an independent law firm delivers a legal opinion that such actions by the Oakmont Representative constituted a breach of fiduciary duty, or (y) for Cause. For purposes of this Agreement, “Cause” shall mean an Oakmont Representative’s commission of a felony or any other crime involving moral turpitude or fraud against New Brooke Credit or any of its subsidiaries, or any act or omission by an Oakmont Representative that is the result of willful misconduct or bad faith and that is, or may reasonably be expected to be, materially injurious to New Brooke Credit or any of its subsidiaries.

(c) No Liability for Election of Recommended Directors. No party, nor any affiliate of any such party, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of New Brooke Credit, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Covenants of New Brooke Credit. New Brooke Credit agrees to use its best efforts to ensure that the rights granted under this Agreement are effective and that the Oakmont Representatives enjoy the benefits of this Agreement. Such actions include, without limitation, the use of New Brooke

Credit’s best efforts to cause the nomination and election of the Oakmont Representatives as provided above at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders. New Brooke Credit will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by New Brooke Credit, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Oakmont Representatives and in order to protect the rights of the Oakmont Representatives against impairment.

3. Term: Transferees.

(a) Term. This Agreement shall be effective for a period beginning on the Closing Date and shall continue until termination or expiration of the Lock-Up Agreements executed by each of KrisLee & Associates, LLC, Robert J. Skandalaris and Michael C. Azar pursuant to the Merger Agreement.

(b) Transfers. Each transferee or assignee of any shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to New Brooke Credit’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an instrument of accession to this Agreement. New Brooke Credit shall not permit the transfer of the shares subject to this Agreement on its books or issue a new certificate representing any such shares unless and until such transferee shall have complied with the terms of this Section 3(b).

4. Miscellaneous.

(a) Specific Performance. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Agreement, New Brooke Credit shall be entitled (in addition to any other remedy that may be available to New Brooke Credit) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither New Brooke Credit nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4, and Stockholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b) Other Agreements. Nothing in this Agreement shall limit any of the rights or remedies of New Brooke Credit under the Merger Agreement, or any of the rights or remedies of New Brooke Credit or any of the obligations of Stockholder under any agreement between Stockholder and New Brooke Credit or any certificate or instrument executed by Stockholder in favor of New Brooke Credit; and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of New Brooke Credit or any of the obligations of Stockholder under this Agreement.

(c) Notices. Any notice or other communication required or permitted to be delivered to Stockholder or New Brooke Credit under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (i) for New Brooke Credit, to the address or facsimile telephone number set forth below, and (ii) for Stockholder, to the address or facsimile telephone number set forth beneath the Stockholder’s signature to this Agreement (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

if to New Brooke Credit:	Brooke Credit Corporation
10950 Grandview Drive, Suite 600
Overland Park, Kansas 66210
	Facsimile No.:	L) -
Attention: Chief Executive Officer

(d) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e) Applicable Law: Jurisdiction. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF KANSAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over Johnson County, Kansas; (ii) if any such action is commended in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over Johnson County, Kansas; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(f) Waiver. No failure on the part of New Brooke Credit to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of New Brooke Credit in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. New Brooke Credit shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of New Brooke Credit; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(g) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(h) Further Assurances. The Stockholder hereby represents and warrants that it has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable in accordance with its terms. Stockholder shall execute and/or cause to be delivered to New Brooke Credit such instruments and other documents and shall take such other actions as New Brooke Credit may reasonably request to effectuate the intent and purposes of this Agreement.

(i) Entire Agreement. This Agreement and the Merger Agreement collectively set forth the entire understanding of New Brooke Credit and Stockholder relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between New Brooke Credit and Stockholder relating to the subject matter hereof and thereof.

(j) Non-Exclusivity. The rights and remedies of New Brooke Credit hereunder are not exclusive of or limited by any other rights or remedies which New Brooke Credit may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

(k) Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of New Brooke Credit, Stockholder and the Oakmont Representatives.

(1) Assignment. This Agreement and all obligations of Stockholder hereunder are personal to Stockholder and may not be transferred or delegated by Stockholder at anytime.

(m) Binding Nature. Subject to Section 4(1), this Agreement will inure to the benefit of New Brooke Credit and its successors and assigns and will be binding upon Stockholder and Stockholder’s successors and assigns.

(n) Survival. Each of the representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the Merger.

(o) Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same instrument.

(p) Third Party Beneficiaries. In their capacity as Oakmont Representatives and as representatives of the Oakmont shareholders as of immediately prior to the Closing, each of Robert J. Skandalaris and Michael C. Azar and their respective designees, successors and assigns are intended third party beneficiaries of the powers, rights, privileges and remedies wider and by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first set forth above.

OAKMONT ACQUISITION CORP.

By:
Its:

STOCKHOLDER

By:
Its:

ACKNOWLEDGED AND AGREED:

By:

as Oakmont Representative as Oakmont Representative